Exhibit 99.1

           Pericom Semiconductor Reports Fiscal Second Quarter Results

    SAN JOSE, Calif., Jan. 27 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (Nasdaq: PSEM) today announced results for its fiscal second quarter ended December 31, 2003. Results include the acquired operations of SaRonix LLC since October 1, 2003.

    Net revenues for the second quarter were $16,850,000, up 52.2% from $11,072,000 in the previous quarter and are up 51.4% from $11,132,000 in the comparable period last year. Pro forma net loss for the quarter was $629,000, or ($0.02) per share, compared to a net loss of $800,000, or ($0.03) per share, in the previous quarter and versus a pro forma net loss of $815,000, or ($0.03) per share, in the comparable period a year ago. Net revenues for the six months ended December 31, 2003 were $27,922,000, up 27.1% from $21,960,000 a year ago. Pro forma net loss for the six month period ending December 31, 2003 was $1,429,000, or ($0.06) per share, versus a pro forma net loss of $1,737,000, or ($0.07) per share, in the prior year comparable period.

    Our GAAP financial results include one-time acquisition related and other restructuring charges which are explained in the reconciliation of pro forma and GAAP financial results that appears in the financial statements portion of this release. Our net loss under GAAP for the quarter was $1,875,000, or ($0.07) per share, compared to a net loss of $800,000, or ($0.03) per share, in the previous quarter and a net loss of $2,403,000, or ($0.09) per share, in the comparable period a year ago. Net loss for the six month period ending December 31, 2003 was $2,675,000, or ($0.10) per share, versus a net loss of $3,326,000, or ($0.13) per share, in the prior year comparable period.

    Pericom management believes pro forma financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Our criteria for determining pro forma results may differ from other companies methods, and should not be regarded as a replacement for corresponding GAAP measures.

    Alex Hui, President and Chief Executive Officer of Pericom, said, "We are pleased with the results we achieved in our first full quarter of operations with SaRonix, our new frequency control product line. Our core integrated circuit business revenues grew approximately 10% sequentially, and 9.4% year over year, and frequency control products exceeded our revenue estimate of $4.5 million. Our consolidated pro forma gross margins showed a 220 basis point improvement over last quarter. Bookings remained strong through the quarter which has provided a higher beginning backlog for the current quarter. Inventory in our distribution channel remains at very low levels and we have invested in inventory to ensure that we are ready to respond to increases in customer demand.

    "We are making good progress on the integration of SaRonix. Effective January 5, 2004 we are now co-located in a new facility which will allow us to further develop the synergies that we have discussed. These include offering comprehensive and advanced timing solutions to our combined blue chip customer base in the telecom, networking, storage and computer markets, reducing product cost, building on our respective geographic and customer strengths, and joint development of advanced timing modules.

    "With improved market conditions we believe we are well positioned to positively leverage our financial strength, broad product portfolio, and design resources."

    NEW PRODUCTS

    New products released during the quarter offer next generation solutions for customers in their focus market segments including communications, networking, storage, computing, and industrial. These products expand Pericom's higher margin focus product lines of PCI Bridge, Analog Switch, and Timing Solutions.

    -- Launched eight new Analog Switches that offer the industry's lowest on-resistance and ultra-compact packaging supporting applications in portable cell phones, mobile handsets, and slim form-factor notebooks.
    -- Delivered three wide-bandwidth 500MHz Differential Video Switches targeted to meet the high-speed demands in both consumer and commercial video applications.
    -- Strengthened our LAN Switch portfolio with two devices that perform at Fast Ethernet or Gigabit Ethernet levels and are already being designed into market leader notebook applications.
    -- Introduced a new high-performance USB2.0 Switch that supports USB speeds up to 480Mb/s targeting applications in the high-end notebook and desktop markets.
    -- Released a new PLL Clock for Registered DIMM supporting DDR200 to
       DDR400.
    -- Continued to expand our Bridge portfolio with two new PCI-to-PCI Bridge
       ICs with enhanced performance and extended commercial temperature range.

    New Frequency Control Products introduced include:

    -- The SCR050 family of clock and data recovery timing modules to be used in telecom equipment for frequency translation, as well as clock and data recovery.
    -- New SFT100 frequency translation module that extends the range to
       77.76 MHz for wireless, SONET/SDH/DWDM and IP server applications.
    -- A new family of TCXOs, the S69 series, targeting wireless base stations and wireless local area networking equipment.
    -- New members of our new low voltage S1613 and S1614 clock family that extends  the range to 160 MHz for 1G & 10G Ethernet applications.
    -- Low voltage PECL oscillators for 1G and 10G Ethernet, Fiber Channel,
       SONET & DWDM applications requiring very low jitter and tight stability.

    MARCH 2004 QUARTER OUTLOOK

    The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

    -- With a stronger backlog entering the current quarter and early indications of bookings strength, we believe net revenues should be in the range of $18.0 million to $18.5 million.
    -- Gross margin is expected to be in the low 30% range but this continues to be highly dependent on product mix, particularly with the addition of the frequency control product line.
    -- Operating expenses are expected to be approximately flat with last quarter.
    -- Other income is expected to remain at approximately the $1 million level.

    Pericom will adhere to Regulation Fair Disclosure. The Company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls. We will not provide further guidance or updates during the quarter unless we do so via a press release.

    NOTE: Our Second Quarter Results telephone conference call will begin at 1:30 p.m. PST today. The conference call may be accessed by calling 800-949-8963 and referencing conference number 4964816. A replay of the Second Quarter Results conference call will be available for 7 days commencing from 4:00 PM PST today. The replay telephone number is 800-642-1687 (domestic) or 706-645-9291 (international) and the access code is 4964816. Please note also that the conference call will be simultaneously Webcast live at: www.pericom.com/investors and at www.firstcallevents.com/service/ajwz396718077gf12.html followed by on-demand Webcast beginning at 4:00 p.m. Pacific Standard Time today through February 26, 2004 on either site (Webcast requires Windows MediaPlayer).

    Pericom Semiconductor Corporation offers customers worldwide the industry's most complete silicon and quartz based solutions for the Computing, Communications, and Industrial market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com

    This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions "March 2004 Quarter Outlook" and statements regarding the Company's future growth, backlog, bookings strength, future revenues, gross margin, operating expenses, other income, inventory level, customer and product demand, our being well positioned to leverage our strengths, our being positioned to respond to customer demand and the expectation of future benefit and synergies from the acquisition of Saronix LLC, including offering various timing solutions, reducing product cost, leveraging our respective strengths and joint development. The company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including continued softness in demand for our products, a continuation of price erosion for certain of our products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, difficulties in integrating SaRonix with our business, or technological and market changes. Although Pericom believes that its expectations are based on reasonable assumptions, it can give no assurance that anticipated results will occur. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 30, 2003 and, in particular, the risk factors sections of this filing.


                      Pericom Semiconductor Corporation
                 Consolidated Statements of Operations - GAAP
                    (In thousands, except per share data)
                                 (unaudited)

                                    Three Months Ended      Six Months Ended
                                 Dec 31,  Sep 30,  Dec 31,   Dec 31,  Dec 31,
                                  2003     2003     2002      2003     2002

    Net revenues                 $16,850  $11,072  $11,132   27,922   21,960

    Cost of revenues              12,262    7,854    7,852   20,116   15,412

       Gross profit                4,588    3,218    3,280    7,806    6,548

    Operating expenses:

       Research and development    3,987    3,210    2,800    7,197    5,718

       Selling, general and
        administrative             4,292    2,515    2,799    6,807    5,957

       Restructuring charge          784       --    1,431      784    1,431

            Total                  9,063    5,725    7,030   14,788   13,106

    Loss from operations          (4,475)  (2,507)  (3,750)  (6,982)  (6,558)

    Other income, net              1,064    1,061    1,005    2,125    2,105

    Recovery (write down) of
     nonmarketable investment         --       (9)  (1,089)      (9)  (1,089)

    Loss before income taxes      (3,411)  (1,455)  (3,834)  (4,866)  (5,542)

    Income tax benefit            (1,536)    (655)  (1,431)  (2,191)  (2,216)

    Net loss                     $(1,875)   $(800) $(2,403) $(2,675) $(3,326)

    Basic and diluted loss per
     share                        $(0.07)  $(0.03)  $(0.09)  $(0.10)  $(0.13)

    Shares used in computing
     basic and diluted loss
     per share                    25,928   25,816   25,730   25,872   25,730


                      Pericom Semiconductor Corporation
              Consolidated Statements of Operations - Pro Forma
                    (In thousands, except per share data)
                                 (unaudited)

                                    Three Months Ended      Six Months Ended
                                  Dec 31,  Sep 30,  Dec 31,  Dec 31,  Dec 31,
                                   2003     2003     2002     2003     2002

    Net revenues                 $16,850  $11,072  $11,132   27,922   21,960

    Cost of revenues              11,582    7,854    7,793   19,436   15,353

       Gross profit                5,268    3,218    3,339    8,486    6,607

    Operating expenses:

       Research and development    3,594    3,210    2,800    6,804    5,718

       Selling, general and
        administrative             3,882    2,515    2,732    6,397    5,890

            Total                  7,476    5,725    5,532   13,201   11,608

    Loss from operations          (2,208)  (2,507)  (2,193)  (4,715)  (5,001)

    Other income, net              1,064    1,061    1,005    2,125    2,105

    Recovery (write down) of
     nonmarketable investment         --       (9)      --       (9)      --

    Loss before income taxes      (1,144)  (1,455)  (1,188)  (2,599)  (2,896)

    Income tax benefit              (515)    (655)    (373)  (1,170)  (1,159)

    Net loss                       $(629)   $(800)   $(815) $(1,429) $(1,737)

    Basic and diluted loss per
     share                        $(0.02)  $(0.03)  $(0.03)  $(0.06)  $(0.07)

    Shares used in computing
     basic and diluted loss
     per share                    25,928   25,816   25,730   25,872   25,730


                      Pericom Semiconductor Corporation
   Reconciliation of Net Loss In Accordance With GAAP to Pro Forma Net Loss
                                (In thousands)
                                 (unaudited)

                                     Three Months Ended     Six Months Ended
                                    Dec 31, Sep 30, Dec 31,  Dec 31,  Dec 31,
                                     2003    2003    2002     2003     2002

    Net loss in accordance with
     GAAP                          $(1,875) $(800) $(2,403) $(2,675) $(3,325)

    Workforce reduction (Note 1)      $230             126     $230      126

    Restructuring charge (Note 2)     $784           1,431     $784    1,431

    Investment write off (Note 3)                    1,089             1,089

    SaRonix inventory fair value
     adjustment (Note 4)              $573                     $573

    Write off of in-process R&D
     (Note 5)                         $360                     $360

    Amortization of customer
     backlog (Note 6)                 $320                     $320

    Income tax benefit (Note 7)    $(1,021)         (1,058) $(1,021)  (1,058)

    Net loss on a Pro Forma basis    $(629) $(800)   $(815) $(1,429) $(1,737)

    Notes to pro forma adjustments:

    Note 1: In November 2003 and November 2002 we reduced our total workforce by approximately 12% and 10%, respectively.

    Note 2: In December 2003 we recorded a non-recurring charge related to an unused leased facility resulting from our move to a new corporate headquarters. In December 2002 we recorded a non-recurring charge related to an unused leased facility.

    Note 3: In December 2002 we wrote off in its entirety an investment in another company that was deemed to be impaired. The adjustment represents the margin impact of the difference between SaRonix cost and acquisition fair value.

    Note 4: In the three months ended December 2003 we sold inventory acquired from SaRonix that was written up to fair value in connection with the acquisition.

    Note 5: In the three months ended December 2003 we wrote off the cost of acquired in-process R&D.

    Note 6: In the three months ended December 2003 we completely amortized the cost of acquired customer backlog for which we did not incur related selling expenses.

    Note 7:  The tax benefit relating to the pro forma adjustments above.


                      Pericom Semiconductor Corporation
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                                   As of            As of
                                               Dec 31, 2003    June 30, 2003 *
                                                (unaudited)
                        Assets

    Current Assets:

          Cash, cash equivalents, and
           short-term investments                 $145,725        $148,990
          Accounts receivable                        9,090           4,302
          Inventories                               12,553           9,963
          Prepaid expenses and other current
           assets                                    3,766           1,301
          Deferred income taxes                        923           1,401
                Total current assets               172,057         165,957

    Property and equipment, net                      6,862           6,305
    Investment in and advances to joint venture      6,643           6,506
    Deferred income taxes-non current                2,312           1,085
    Other assets                                     8,114          10,384
                Total assets                      $195,988        $190,237

          Liabilities and Shareholders' Equity

    Current liabilities:

          Accounts payable                          $8,894          $4,170
          Accrued liabilities                        5,463           3,125
          Current portion of long-term debt          1,349               0
                Total current liabilities           15,706           7,295

    Deferred income taxes                                0               0
    Other long term liabilities                        281             619
                Total liabilities                   15,987           7,914

    Shareholders' equity:
          Common stock                             140,388         139,401
          Retained earnings and other               39,613          42,922
                Total shareholders' equity         180,001         182,323

                Total liabilities and shareholders'
                 equity                           $195,988        $190,237

    * Derived from the June 30, 2003 audited consolidated financial statements


SOURCE  Pericom Semiconductor Corporation
    -0-                             01/27/2004
    /CONTACT: Mike Craighead, VP/Chief Financial Officer of Pericom Semiconductor Corporation, +1-408-435-0800, or fax, +1-408-435-1100/
    /Web site:  http://www.pericom.com /
    (PSEM)

CO:  Pericom Semiconductor Corporation
ST:  California
IN:  CPR SEM HRD NET
SU:  ERN CCA ERP